EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-52661, 333-31636 and 333-55820) of
Mettler-Toledo International Inc. of our report dated February 7, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers AG (signed)


Zurich, Switzerland
March 4, 2002